================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      HEALTH CARE PROPERTY INVESTORS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                     HEALTH CARE PROPERTY INVESTORS, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 23, 1997

  The Annual Meeting of Stockholders of Health Care Property Investors, Inc. (the "Company") will be held in the Marquis Room of the Westwood Marquis Hotel, 930 Hilgard Avenue, Los Angeles, California 90024 on Wednesday, April 23, 1997, at 9:30 a.m., Los Angeles time, for the purposes of (1) electing three Directors, (2) approving the Company's Second Amended and Restated Directors Stock Incentive Plan, (3) approving the Company's Second Amended and Restated Stock Incentive Plan, (4) ratifying the selection of Arthur Andersen LLP as independent accountants for the fiscal year ending December 31, 1997, and (5) transacting such other business as may properly come before the meeting.

  Only Stockholders whose names appear of record on the books of the Company at the close of business on February 24, 1997 are entitled to notice of, and to vote at, such Annual Meeting or any adjournment or adjournments thereof.

  You are cordially invited to attend the meeting in person. Whether or not you expect to attend this meeting, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used.

                                          By Order of the Board of Directors

                                          /s/ Edward J. Henning

                                          Edward J. Henning
                                          Corporate Secretary

Los Angeles, California
March 21, 1997

                     HEALTH CARE PROPERTY INVESTORS, INC.

                               ----------------

                                PROXY STATEMENT

  This proxy statement is furnished to the Stockholders of Health Care Property Investors, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 23, 1997, and at any and all adjournments thereof. The principal executive offices of the Company are located at 10990 Wilshire Boulevard, Suite 1200, Los Angeles, California 90024. The approximate date on which this proxy statement and form of proxy solicited on behalf of the Board of Directors will be sent to the Company's Stockholders is March 21, 1997.

  On February 24, 1997, the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 28,708,284 shares of common stock, par value $1.00 per share (the "Shares" or the "Common Stock"), outstanding. Each such Share is entitled to one vote on all matters properly brought before the meeting. Stockholders are not permitted to cumulate their Shares for the purpose of electing Directors or otherwise.

  A person giving the enclosed proxy has the power to revoke it at any time before it is exercised. The power of the proxy is suspended if the person giving it attends the meeting and elects to vote in person.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth information as of March 1, 1997, with respect to each person who is known by the Company to own beneficially more than 5% of its Shares and with respect to Shares owned beneficially by all Directors and executive officers of the Company as a group.

                                                         SHARES BENEFICIALLY OWNED
                                                      --------------------------------
  NATURE OF BENEFICIAL                                 AMOUNT AND NATURE OF   PERCENT
         OWNER            ADDRESS OF BENEFICIAL OWNER BENEFICIAL OWNERSHIP(1) OF CLASS
  --------------------    --------------------------- ----------------------- --------
Loomis, Sayles & Compa-      One Financial Center            2,141,900(2)       7.5%
 ny, L.P................     Boston, MA 02111
Scudder, Stevens &           345 Park Avenue                 2,016,922(2)       7.0%
 Clark, Inc.............     New York, NY 10154
All Directors and execu-
 tive officers as a
 group (11 persons).....                                       862,293          3.0%(3)

--------
(1) Nature of beneficial ownership is sole voting and/or investment power.
(2) Based on information as of December 31, 1996 obtained by the Company from the beneficial owners listed.
(3) Includes 527,900 Shares purchasable within 60 days upon exercise of outstanding stock options.

                             ELECTION OF DIRECTORS
                              (PROXY ITEM NO. 1)

  Pursuant to the Company's Articles of Incorporation, as amended and restated to date (the "Articles of Incorporation"), the Directors have been divided into three classes, each being elected to hold office for a term of three years and until their respective successors have been duly elected and qualified. At the Annual Meeting, three Directors will be elected in one class to hold office for a term of three years and, in each case, until their respective successors have been duly elected and qualified. The remaining Directors shall continue in office until their respective terms expire and until successors have been duly elected and qualified.

  The nominees for election to the three positions of Director to be voted upon at the Annual Meeting are Robert R. Fanning, Jr., Michael D. McKee and Harold M. Messmer, Jr. Unless authority to vote for the election of Directors has been specifically withheld, the persons named in the accompanying proxy intend to vote for the election of Messrs. Fanning, McKee and Messmer to hold office as Directors for a term of three years each and until their respective successors have been duly elected and qualified.

  If any nominee becomes unavailable for any reason (which event is not anticipated), the Shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of such proxies. In no event will the proxy be voted for more than three nominees.

                        BOARD OF DIRECTORS AND OFFICERS

  The executive officers of the Company, nominees for election as Directors of the Company and the other persons whose terms as Directors continue after the meeting, and their principal occupations for the past five years or more, their ages, their positions and offices with the Company, information as to their terms in office as Directors, and the number of Shares of the Company owned beneficially by them on March 1, 1997, are as follows:

                                                     SHARES BENEFICIALLY OWNED
                                                                (1)
                                                    -------------------------------
                                                                 NUMBER
                                                    NUMBER         OF      PERCENT
                                     FIRST   TERM     OF         OPTION      OF
                NAME            AGE ELECTED EXPIRES SHARES     SHARES (2) CLASS (3)
                ----            --- ------- ------- -------    ---------- ---------
      Paul V. Colony..........   57  1988    1998    10,200      14,000       (4)
      Robert R. Fanning, Jr. .   54  1985    1997       893      42,000       (4)
      Devasis Ghose...........   43   --      --     18,245      17,880       (4)
      Edward J. Henning.......   43   --      --     12,225      11,100       (4)
      Stephen R. Maulbetsch...   39   --      --     17,910      22,880       (4)
      Michael D. McKee........   51  1989    1997     2,200      18,000       (4)
      Orville E. Melby........   75  1985    1999    10,000      31,500       (4)
      Harold M. Messmer, Jr...   51  1985    1997    26,100(5)   18,500       (4)
      James G. Reynolds.......   45   --      --     38,740      94,400       (4)
      Peter L. Rhein..........   55  1985    1998    27,000      24,000       (4)
      Kenneth B. Roath........   61  1986    1999   171,330     233,640     1.38%

--------
(1) Except as otherwise noted below, all Shares are owned beneficially by the individual listed with sole voting and/or investment power.

(2) Consists of Shares purchasable within 60 days upon exercise of outstanding stock options.

(3) For purposes of computing the percentages, the number of Shares outstanding includes Shares purchasable by such individual within 60 days upon exercise of outstanding stock options.

(4)Less than 1%.

(5)Includes 7,600 Shares held as custodian.

  Mr. Colony is a Director and has been associated in various capacities with the insurance firm of Alexander & Alexander, Inc. for over 30 years. He is presently Vice Chairman of Alexander & Alexander, Inc. and Chairman of the Board of Alexander & Alexander of California, Inc.

  Mr. Fanning is a Director and has been President of Northeast Health Systems, Inc. since July 1983 and Beverly Hospital Corporation since 1980. Mr. Fanning has been a member of the Massachusetts Health and Educational Facilities Authority since 1985 and Chairman of the Authority since 1993. He currently serves as a Director of Warren Bancorp, Inc. and is a past Chairman of the American College of Healthcare Executives.

  Mr. Ghose has been Senior Vice President-Finance and Treasurer of the Company since January 1995 and has been in various positions with the Company since 1986.

  Mr. Henning became Senior Vice President, General Counsel and Corporate Secretary of the Company in January 1995 and joined the Company in May 1994 as Vice President, Senior Legal Counsel and Corporate Secretary. Mr. Henning was Vice President and Legal Counsel for Weyerhaeuser Mortgage Company from 1992 to 1994 and prior thereto was an attorney with the law firm of Latham & Watkins from 1984 to 1992.

  Mr. Maulbetsch has been employed by the Company since September 1985 and became Senior Vice President-Property and Acquisition Analysis in January 1995.

  Mr. McKee is a Director and has been Executive Vice President of The Irvine Company since April 1994 where he also serves as its Chief Financial Officer. Prior thereto, he was a partner with the law firm of Latham & Watkins from January 1986 to April 1994. Mr. McKee is a Director of Irvine Apartment Communities, Inc., Realty Income Corporation and Circus Circus Enterprises, Inc.

  Mr. Melby is a Director and a retired Vice Chairman of Rainier National Bank (which was subsequently acquired by Bank of America) where he served from 1974 through 1986. Prior to his service with Rainier, Mr. Melby was Treasurer and later Vice President of Sales and Contracts of the Boeing Company.

  Mr. Messmer is a Director and has been Chairman, Chief Executive Officer and President of Robert Half International, Inc. since July 1986. Mr. Messmer is also a Director of Airborne Freight Corporation and Spieker Properties, Inc.

  Mr. Reynolds became Executive Vice President of the Company in January 1995 and also serves as its Chief Financial Officer. He has been employed with the Company since its inception in 1985 and served as Senior Vice President beginning in 1988.

  Mr. Rhein is a Director and has been a general partner of Sarlot and Rhein, a real estate investment and development partnership, since 1967. Mr. Rhein is a Director of Oasis Residential, Inc.

  Mr. Roath is Chairman of the Board of Directors and became President and Chief Executive Officer of the Company in May 1988, having previously served as President and Chief Operating Officer since the inception of the Company in 1985. Mr. Roath is a past Chairman of the National Association of Real Estate Investment Trusts, Inc. and also serves as a member of its Board of Governors and Executive Committee. He is a Director of Franchise Finance Corporation of America and Arden Realty, Inc. Mr. Roath also serves as Chairman for the Burnham Institute (formerly the La Jolla Cancer Research Foundation) and as a Trustee of the California Museum of Science and Industry.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors held six meetings during 1996. During that period, no incumbent Director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served.

  The Board of Directors has an Audit Committee, an Investment Committee and a Compensation Committee.

  The Audit Committee is comprised of Messrs. Colony, Messmer and Rhein. The Audit Committee held two meetings during 1996. The Audit Committee is authorized to select the independent accountants to serve the Company for the ensuing year, subject to Stockholder approval; review with the independent accountants the scope and results of the audit; review management's evaluation of the Company's system of internal controls; and review non-audit professional services provided by the independent accountants and the range of audit and non-audit fees. To ensure independence of the audit, the Audit Committee consults separately and jointly with the independent accountants and management.

  The Investment Committee is comprised of Messrs. Fanning, Melby, Rhein and Roath. The Investment Committee held five meetings during 1996. The Investment Committee is authorized to approve all real estate acquisitions and other investments.

  The Compensation Committee is comprised of non-employee, outside Directors of the Board. The Compensation Committee is currently comprised of Messrs. McKee, Melby and Messmer. The Compensation Committee held one meeting during 1996. The Compensation Committee is responsible for the administration of the Company's employee benefit plans. The Compensation Committee is authorized to determine the persons eligible to participate in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. The Compensation Committee also reviews and approves the compensation of the Company's executive officers and determines the general compensation policy for the Company.

BOARD OF DIRECTORS COMPENSATION

  Summarized below are the components of Directors compensation for the fiscal year ended December 31, 1996. In 1996, the Board of Directors authorized Shuman Management Consulting ("Shuman"), an executive compensation consulting firm, to conduct a complete study of the Company's practices with respect to Director compensation. After a review of Shuman's report, the Board has determined to change some components of the Directors compensation program in order to more closely align the Directors compensation with the long term interests of the Stockholders and to ensure that the Company remains competitive in its ability to attract and retain highly qualified independent Board members. Among the recommended changes is the elimination of the Retirement Plan for Outside Directors (the "Directors Retirement Plan") and the adoption of the Second Amended and Restated Directors Stock Incentive Plan (the "1997 Directors Stock Plan") being submitted for approval pursuant to this proxy statement. In general, under the new compensation program, outside non-employee Directors ("Outside Directors") will receive approximately 65% of their compensation paid in equity interests of the Company (consisting of both Common Stock and options), compared to the current compensation program pursuant to which approximately 40% of such compensation is paid in options.

  Annual Retainer and Fees. During 1996 the Company paid each Outside Director a fee of $18,000 per year for services as a Director plus $1,000 for attendance in person at each meeting of the Board of Directors or any committee meeting on a day on which the Board of Directors did not meet, $400 for attendance in person at any committee meeting held on a day on which the Board of Directors also met, and $400 for participation in any telephonic Board of Directors meeting or committee meeting, when such meetings lasted longer than a specified time period.

  For the 1997 fiscal year, the Company expects to maintain the existing retainer and fee compensation levels for the Outside Directors, except that, in recognition of the preparation time involved, the Company intends to pay $1,000 for attendance in person at each committee meeting, even if such committee meeting occurs on the same day as a full Board meeting. In addition, the Company will continue the practice of reimbursing the Outside Directors for travel expenses incurred in connection with their duties as Directors of the Company. Inside Directors, who are employees of the Company, do not receive any fees for serving on the Board or for attending meetings.

  First Amended and Restated Directors Stock Incentive Plan and Directors Retirement Plan. Historically, Outside Directors were eligible to participate in the First Amended and Restated Directors Stock Incentive Plan (the "1989 Directors Stock Plan") and the Directors Retirement Plan. Contingent upon approval of the 1997 Directors Stock Plan, the Directors Retirement Plan will be terminated and the 1989 Directors Stock Plan will be replaced by the 1997 Directors Stock Plan.

  Pursuant to the 1989 Directors Stock Plan, on the last Thursday of April of each year all Outside Directors are granted an option, with an exercise price equal to the per share market value of the Company's Common Stock as of that date, to acquire 6,000 shares of the Company's Common Stock. In April of 1996, Outside Directors Colony, Fanning, McKee, Melby, Messmer and Rhein were each granted options ("1989 Plan Options") for 6,000 shares of Common Stock at an exercise price of $32.00 per share of Common Stock. Each 1989 Plan Option is a non-qualified option to purchase shares of Common Stock exercisable one year after the date of grant and expiring not later than 10 years from the date of grant. If approved by the Stockholders, the 1997 Directors Stock Plan will replace the 1989 Directors Stock Plan and will provide that on the last Thursday of April of each year, all Outside Directors will be granted 400 shares of restricted Common Stock ("Directors Restricted Stock") and non-qualified options ("1997 Plan Options") to acquire 7,000 shares of the Company's Common Stock at an exercise price equal to the per share market value of the Company's Common Stock on the date of grant. In addition, for any year in which the Company exceeds certain performance goals, Outside Directors will be granted an additional 3,000 options to purchase Common Stock ("Performance Options"). 1997 Plan Options and Performance Options, if any, will be exercisable one year after the date of grant and will expire not later than 10 years from the date of grant. The Directors Restricted Stock will vest over four years and will be subject to forfeiture if the Outside Director's membership on the Board is terminated other than under certain circumstances. If the 1997 Directors Stock Plan is approved by the Company's Stockholders, the Company intends to grant 1997 Options and Directors Restricted Stock to each of the outside Directors on April 24, 1997. No Performance Options will be granted in 1997 and none would have been earned for 1996 performance had the 1997 Directors Stock Plan been in effect. For a full description of the 1997 Directors Stock Plan see "Adoption of Second Amended and Restated Directors Stock Incentive Plan--Summary of 1997 Directors Stock Plan."

  Pursuant to the Directors Retirement Plan, each eligible Outside Director who retires at age 60 having served as a Director for at least 15 full years, or age 65 having served as a Director for at least five full years, is eligible to receive retirement benefits equal to the annual retainer plus four times the meeting fees in effect immediately prior to such Director's retirement. If a Director terminates service on the Board after completing at least five full years as a Director, but before meeting the age and service requirements set forth above, the Director will become eligible to receive a deferred retirement benefit beginning at age 65. Such retirement benefit is payable every year for the number of years that such Director had served on the Board, up to a maximum of 15 years. If a Director dies after becoming eligible to receive benefits under the Directors Retirement Plan, his beneficiary will receive benefits as though the Director had retired from the Board on the day preceding his death and had met the applicable age requirements. If a Director is terminated during the term in which a change of control (as defined) occurs or is not re-elected immediately following the expiration of such term, he is entitled to the lump sum actuarial equivalent of the benefits he would have received had he retired immediately, without regard to whether he meets the age and service requirements, on the date of such termination or expiration of the Director's term.

  As of March 1, 1997, Messrs. Colony, Fanning, McKee, Melby, Messmer and Rhein had accumulated benefits under the Directors Retirement Plan, each having served at least 5 years on the Board of Directors. Contingent upon approval of the 1997 Directors Stock Option Plan, the Directors Retirement Plan will be terminated and each Director with accumulated benefits thereunder will receive in lieu of such accumulated benefits the right to designate that such benefits will be directed to an account under the Directors Deferred Compensation Plan (as defined below). The accrued benefits under the Directors Retirement Plan will be calculated by the Company's independent accountants using assumptions that are reasonable and uniformly applied. Each Director with accrued retirement benefits will make an election to allocate such accrued benefits to either a "Retirement Benefit Stock Account" or "Retirement Benefit Interest Account" under the Directors Deferred Compensation Plan. The Retirement Benefit Stock Account and Retirement Benefit Interest Account are substantially identical to the Deferred Compensation Stock Account and Deferred Compensation Interest Account discussed below. The accrued retirement benefits will be paid after the Director's retirement from the Board of Directors. No additional benefits will accrue under the Directors Retirement Plan and no future Board members will be entitled to participate in such plan with retirement benefits upon retirement from the Board.

  Amended and Restated Director Deferred Compensation Plan. In January 1996, the Company adopted an Amended and Restated Director Deferred Compensation Plan (the "Deferred Compensation Plan") which permits the Directors to elect to defer fees and retainers. Compensation deferred under the Deferred Compensation Plan is payable to a participating Director upon his or her retirement, death, disability or upon the occurrence of a substantial hardship in the sole discretion of the Compensation Committee or at such earlier date as may be designated by the Director at the time of election to participate in the plan. Each Director participating in the Deferred Compensation Plan elects the amount of deferred compensation to be credited to (i) an interest rate account ("Deferred Compensation Interest Account") wherein the deferred amount will accrue interest at a rate equal to the prime rate of Bank of New York minus one percent or (ii) a stock credit account ("Deferred Compensation Stock Account") wherein the deferred amount is treated as if it were invested in the Common Stock of the Company with the account increasing for dividends paid, and increasing or decreasing with changes in the price of the Company's Common Stock. If the Stockholders approve the adoption of the 1997 Directors Stock Incentive Plan, the Deferred Compensation Plan shall be amended to accommodate the transfer of the Directors' accrued retirement benefits under the Directors Retirement Plan and to restrict the events of distribution and the duration of the distribution of such accrued retirement benefits.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                                                       LONG-TERM COMPENSATION
                                                --------------------------------------
                          ANNUAL COMPENSATION    RESTRICTED
   NAME AND PRINCIPAL    ----------------------    STOCK        STOCK     ALL OTHER
   POSITION              YEAR  SALARY   BONUS   AWARDS(1)(2)   OPTIONS COMPENSATION(3)
   ------------------    ---- -------- -------- ------------   ------- ---------------
Kenneth B. Roath         1996 $422,800 $410,000  $  402,900     75,000     $29,000
 Chairman, President     1995  422,800  408,000   1,430,600(4) 100,000      30,000
 and Chief Executive
  Officer                1994  384,400  370,000     425,600     30,000      30,000
James G. Reynolds        1996  251,200  184,000     109,900     24,000      15,000
 Executive Vice
  President              1995  239,200  159,000     198,600(4)  32,000      21,000
 and Chief Financial
  Officer                1994  207,200  156,000     241,200      5,000      20,000
Edward J. Henning (5)    1996  175,200   61,000      96,100     20,250      12,000
 Senior Vice President,  1995  166,800   53,000     125,100(4)  27,000       9,000
 General Counsel and     1994   89,000   25,000     156,000      3,000           0
 Corporate Secretary
Devasis Ghose            1996  141,800   36,000      68,700     15,000      15,000
 Senior Vice President-- 1995  135,000   25,000      96,900(4)  20,000      21,000
 Finance and Treasurer   1994  114,000   26,000     141,900      2,700      17,000
Stephen R. Maulbetsch    1996  117,900   28,000      54,900     11,250      15,000
 Senior Vice President-- 1995  110,000   26,000      97,800(4)  20,000      13,000
 Property and
  Acquisition Analysis   1994   89,600   23,000     141,900      2,700      11,000

--------
(1) Other than the May 1995 restricted stock grants discussed in footnote 4 below, restricted stock awards vest ratably over five years. The table below shows the amounts of restricted stock held at December 31, 1996, the value of such restricted stock (calculated by multiplying the amount of restricted stock by the closing market price of $35.00 on the last trading day of 1996) and total restricted stock awards granted for the past three years. Dividends are paid on the restricted shares at the same rate as on all other shares of Common Stock of the Company. Such dividends are not included in the Summary Compensation Table.

                                                                  RESTRICTED STOCK
                            NUMBER OF SHARES      VALUE OF      GRANTS WITH RESPECT
                              OF RESTRICTED      RESTRICTED      TO INDICATED YEAR
                                STOCK AT          STOCK AT      --------------------
                            DECEMBER 31, 1996 DECEMBER 31, 1996  1994   1995   1996
                            ----------------- ----------------- ------ ------ ------
   Kenneth B. Roath........      73,130          $2,559,500     15,000 45,000 11,000
   James G. Reynolds.......      17,740             620,900      8,500  5,800  3,000
   Edward J. Henning.......       9,100             318,500      7,500  3,600  2,625
   Devasis Ghose...........       7,790             272,600      5,000  2,820  1,875
   Stephen R. Maulbetsch...       7,520             263,200      5,000  2,850  1,500

(2) Long-term incentive stock award amounts have been calculated based upon the closing market price as of the date of grant.

(3) These amounts represent the Company's contributions to the Company's 401(k) Plan (as defined below) and, for Mr. Roath only, also includes the value of $11,000 of premiums paid in 1996 by the Company for term life insurance of which the Company is not the beneficiary and which premiums are taxable income to Mr. Roath.

(4) In May 1995, the Compensation Committee made special grants of restricted stock to Messrs. Roath, Reynolds, Henning, Ghose and Maulbetsch of 30,000, 800, 100, 320 and 350 shares respectively, having market value on the grant date of $907,500, $24,200, $3,025, $9,680 and $10,590, respectively.
    Mr. Roath's special restricted stock grant vests 40% after two years and 20% per year thereafter and the grants for Messrs. Reynolds, Henning, Ghose and Maulbetsch vested November 1, 1995. The remainder of the amounts reported reflects the January 1996 grants of restricted stock for 1995 performance in connection with the annual year-end review of compensation. These grants were of 15,000, 5,000, 3,500, 2,500 and 2,500 shares to
    Messrs. Roath, Reynolds, Henning, Ghose and Maulbetsch, respectively, and had market values on the grant date of $523,100, $174,400, $122,100, $87,200 and $87,200, respectively.

(5) Mr. Henning became an employee of the Company on May 23, 1994. 1994 compensation figures do not include the 7,500 stock options or the 2,000 restricted shares (having a market value of $63,500 on the grant date) he received upon commencement of employment. The table in footnote 1 showing Mr. Henning's 7,500 restricted stock grants for 1994 includes the 2,000 shares he received in May 1994 and the 5,500 shares he received in January 1995 for 1994 performance.

  Employment Agreement. On April 28, 1988, the Company entered into an employment agreement (the "Agreement") with Kenneth B. Roath which was amended as of January 31, 1991. The Agreement is for a term of three years and will automatically be extended for an additional year on the last day of January of each year unless earlier terminated pursuant to the terms of the Agreement. The Agreement provides for a base salary to be adjusted annually at the discretion of the Board of Directors, but at a minimum to reflect increases in the Consumer Price Index. For 1997, the Compensation Committee recommended, and Mr. Roath agreed, that there be no increase in Mr. Roath's base salary over the 1996 level in order to maintain his total compensation leveraged toward performance based incentives. The Agreement also provides for bonus compensation. Mr. Roath is also entitled to the payment by the Company for the term of the Agreement of premiums for a term life insurance policy in the amount of $2,000,000 insuring Mr. Roath's life with a beneficiary named by Mr. Roath. If Mr. Roath's employment is terminated by a change in control or without cause, he is entitled to receive in severance pay either (i) his annual base salary at the time of termination plus an amount equal to two times the average annual bonus earned by Mr. Roath in the two years immediately preceding the date of termination, subject to a reduction by the amount of compensation that he receives from a new employer during what would have been the remainder of his term of employment with the Company, or (ii) upon thirty (30) days' written notice, a lump sum equal to the present value of the flow of cash payments that he would otherwise have been paid, but in no event shall payment be less than 2.5 or 1.5 times base salary for the applicable period for termination due to change in control or without cause, respectively.

COMPENSATION PURSUANT TO PLANS

  Section 401(k) Plan. In 1988, the Company adopted a tax-qualified cash or deferred profit-sharing plan (the "401(k) Plan"). Under the 401(k) Plan, which covers all Company employees after they have completed one year of service, employees may elect to reduce their current compensation up to a maximum of $9,500 for 1996 and 1997 and have the amount of the reduction contributed to the 401(k) Plan. The Company also contributes to the 401(k) Plan an amount equal to the lesser of $6,000 for 1996 and $6,400 for 1997 or 4% of such employee's compensation if such employee's contribution is at least the lesser of 3% of his compensation or the maximum contribution allowable by law. The employee's right to retain the Company's contributions vests at the rate of 20% per year, beginning after the employee has been with the Company for two years. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees or by the Company are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the

Company will be deductible by the Company when made. For the fiscal year ended December 31, 1996 the Company made contributions pursuant to the 401(k) Plan including Section 401(a) contributions discussed further below as follows:
$76,442 on behalf of its five most highly compensated executive officers each of whose total remuneration exceeded $60,000 during such fiscal year; and $151,392 on behalf of all employees as a group. At December 31, 1996, 17 of the 21 employees of the Company were participants in the 401(k) Plan.

  In 1993, the Compensation Committee adopted an amendment to the Company's 401(k) Plan to provide for a Section 401(a) profit sharing contribution as provided for and set forth in the Internal Revenue Code. Contributions under the 401(k) Plan are subject to various limitations under the Internal Revenue Code and maximum combined employee and employer 401(k) and 401(a) contributions were limited to the lesser of 25% of taxable compensation or $30,000 per person in 1996.

  Supplemental Executive Retirement Plan. Effective May 1, 1988, and amended effective January 1, 1993, the Board of Directors adopted a Supplemental Executive Retirement Plan (the "SERP") which provides certain executives selected by the Compensation Committee with supplemental deferred benefits in the form of retirement payments for life. Currently, the Compensation Committee has selected Kenneth B. Roath to be a participant.

  The annual retirement benefit available to a participant under the SERP varies according to (i) the age of the participant at retirement, with the youngest retirement age being 55, and (ii) the number of years the participant has served the Company, with minimum service being five years. The normal retirement benefit payable to a participant will equal 30% of his final average earnings plus 4% of his final average earnings multiplied by years of service after age 60 (not to exceed five years). Final average earnings are defined under the plan to mean the average of the three highest, not necessarily consecutive, years' earnings. A participant's earnings include total annual cash compensation, including base salary and bonus incentive awards, and deferred cash compensation including 401(a) contributions made by the Company under the 401(k) Plan described above. If a participant retires before age 65, his benefits may be subject to reduction for early retirement.

  The SERP benefit is reduced by 100% of any retirement employee benefit received from any other Company retirement plan available to a participant (other than Section 401(a) and employee Section 401(k) contributions) and Social Security. In the event of death of a participant after retirement, 50% of the benefit earned by the participant will be paid to the surviving spouse for life and if survived by dependent children, each such child will receive a benefit equal to $1,500 per month until age 18, or age 25 if a full time student. In the event of a participant's death prior to retirement, the participant's surviving spouse will be paid the participant's retirement benefit as if the participant had retired the day before his or her death.

  The table below indicates for a range of final average earnings, anticipated annual benefits payable if Mr. Roath retired and chose to receive benefits at various ages between age 62 and age 65:

                          ANTICIPATED ANNUAL BENEFITS
                             AT AGES LISTED BELOW

          FINAL
         AVERAGE
         EARNINGS      62       63       64       65
         --------   -------- -------- -------- --------
         $775,000   $250,000 $293,000 $339,000 $388,000
          825,000    266,000  312,000  361,000  413,000
          875,000    283,000  331,000  382,000  438,000

  A life insurance policy has been purchased on the life of Mr. Roath naming the Company as sole beneficiary to provide for a portion of the obligations under the SERP. The policy is designed so that the Company will recover a portion of its SERP payments plus a factor for the use of its money.

  The Company believes that the SERP aids in the ability to attract, retain, motivate and provide financial security to management employees who render valuable services to the Company.

        OPTION GRANTS IN JANUARY 1997 WITH RESPECT TO 1996 PERFORMANCE

                                   PERCENTAGE
                         OPTIONS    OF TOTAL     EXERCISE PRICE(1) EXPIRATION
NAME                     GRANTED OPTIONS GRANTED      ($/SH)          DATE    VALUATION(2)
----                     ------- --------------- ----------------- ---------- ------------
Kenneth B. Roath........ 75,000       43.43%          $36.625       1/24/07     $368,250
James G. Reynolds....... 24,000       13.90%           36.625       1/24/07      117,840
Edward J. Henning....... 20,250       11.73%           36.625       1/24/07       99,430
Devasis Ghose........... 15,000        8.69%           36.625       1/24/07       73,650
Stephen R. Maulbetsch... 11,250        6.51%           36.625       1/24/07       55,240

--------
(1) The market price on the date of the grant was the same as the exercise price.

(2) Calculated using the Black Scholes option valuation methodology, as recommended by Shuman, an executive compensation consulting firm. In using such methodology, the following variables were utilized: risk-free rate of return of 6.3%; .1941 five year volatility factor; 5.54% dividend yield; 3% termination discount factor; ten-year option term; which yields a discount Black Scholes value for such stock options of $4.91. The actual value, if any, that an executive officer may realize will depend upon the excess of the closing market price over the exercise price on the date the option is exercised so that there is no assurance that the value realized by an executive officer will be at or near the value estimated by the Black Scholes model.

  AGGREGATED OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

                                                                NUMBER OF              VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS AT
                                            VALUE         AT DECEMBER 31, 1996           DECEMBER 31, 1996(3)
                         SHARES ACQUIRED     AT      ------------------------------- -------------------------
NAME                       ON EXERCISE   EXERCISE(1) EXERCISABLE(2) UNEXERCISABLE(2) EXERCISABLE UNEXERCISABLE
----                     --------------- ----------- -------------- ---------------- ----------- -------------
Kenneth B. Roath........          0            --       167,160         224,480      $1,926,900   $1,171,400
James G. Reynolds.......     20,000       $302,200       71,500          74,500         751,700      402,200
Edward J. Henning.......          0            --         3,600          33,900          18,500       41,000
Devasis Ghose...........     11,200        167,700        9,980          30,320          93,500       98,300
Stephen R. Maulbetsch...      5,000         79,600       15,520          29,180         181,100       83,200

--------
(1) Value at exercise is the difference between the closing market price on the date of exercise less the exercise price per Share, multiplied by the number of Shares acquired on exercise.

(2) In January 1995, 30,000, 5,000, 3,000, 2,700 and 2,700 options were granted to Messrs. Roath, Reynolds, Henning, Ghose and Maulbetsch, respectively, which included dividend share rights, providing for the accrual of dividends between the time the options were granted and their exercise date. At December 31, 1996, 6,000, 1,000, 600, 540 and 540 of
    these options were exercisable by Messrs. Roath, Reynolds, Henning, Ghose and Maulbetsch, respectively, and 24,000, 4000, 2,400, 2,160 and 2,160, respectively, were unexercisable. The dividend shares are only collectible if an option is exercised, and then only after the participant has held the underlying shares for two years following exercise. Dividend share rights accrue on such options at the same rate as dividends on the Common Stock.

(3) Calculated based on the closing market price on the last trading day of 1996 multiplied by the number of applicable Shares in-the-money, less the total exercise price for such Shares. No additional value has been assigned to the dividend shares discussed above.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph shall not be incorporated by reference into any such filings.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

  The Compensation Committee of the Board of Directors, comprised of three outside, non-employee members of the Board, is responsible for establishing and governing the compensation and benefit practices of the Company. The Compensation Committee establishes the general compensation policies of the Company, reviews and approves compensation of the executive officers of the Company and administers all of the Company's employee benefit plans. The Compensation Committee conducts an annual review of the executive compensation program of the Company to ensure that it (i) is reasonable and consistent with practices of comparably sized Real Estate Investment Trusts ("REITs") and real estate development organizations, (ii) adequately rewards performance which creates Stockholder value, and (iii) achieves the Company's goals of promoting financial and operational success by attracting, motivating and facilitating the retention of key employees with outstanding talent and ability. The Compensation Committee believes that the primary focus of the Company's compensation program should be to reward excellent performance as measured by the creation of value for Stockholders. To this end, the Compensation Committee has committed to a program that emphasizes both short and long-term incentive compensation tied directly to Stockholder value creation. In addition, the compensation program is designed to promote teamwork, initiative and resourcefulness on the part of key employees whose performance and responsibilities directly affect Company profits. The Compensation Committee reviews with the Board of Directors all aspects of compensation for the Company's executive officers.

  The Compensation Committee bases its compensation decisions on an analysis of the Company's performance and an evaluation of comparative compensation information. To assist it in this regard, the Compensation Committee has retained the services of Shuman. The Compensation Committee reviews survey and other data supplied by Shuman in the course of its deliberations relating to compensation decisions and Shuman provides advice to the Compensation Committee with respect to the reasonableness of the compensation paid to its executive officers. The surveys provided by Shuman compare the Company's performance and compensation program with the performance and compensation programs of REITs and predominantly real estate organizations which have characteristics in common with the Company such as assets, market capitalization and performance ("Competitive Practices"). Some, but not all, of the companies included in the Stock Price Performance Graph are included in such compensation surveys.

  Among other information, the Compensation Committee took into consideration that in 1996, the Company's funds from operations ("FFO"), the generally accepted measure of REIT operating performance, grew 9.3% over last year's levels, placing the Company in the upper quartile of FFO levels for Competitive Practices. The Company's FFO growth has been in the upper quartile of Competitive Practices over the past five years. Additionally, while total return to Stockholders was less in 1996 than in 1995, the Company has achieved an average total return to Stockholders of 15% over the last three to six years, reported by Shuman to place the Company in approximately the 50th percentile of similar results of Competitive Practices.

COMPENSATION MIX

  The Company's executive compensation is based on three components, base salary, annual cash incentive bonuses and long term stock incentive awards, designed in each case to accomplish the Company's compensation philosophy. The Compensation Committee targets base salary levels within the 50th to 75th percentile of Competitive Practices and rewards excellent performance through incentive compensation tied to Stockholder value creation, which has resulted in total compensation between the 75th and 90th percentiles. The Compensation Committee has also committed to a highly leveraged program that is intended to result in 75% of total direct compensation comprised of incentives tied directly to Stockholder value creation.

  Base Salary. Salaries for executive officers are reviewed by the Compensation Committee on an annual basis. The Compensation Committee generally targets base salary levels within the range of the 50th to 75th percentile of Competitive Practices. Salaries may be increased based upon an assessment of competitive pay levels or the individual's contribution to the asset and financial growth of the Company. The Compensation Committee has reviewed the base salary for each of the executive officers for 1996 and based upon the information provided by Shuman, has concluded that the chief executive officer's base compensation approximated the 50th percentile of Competitive Practices and believes that the base compensation levels of the executive officers generally is reasonable in view of Competitive Practices, the Company's performance and the contribution of those officers to that performance.

  Annual Cash Incentive Awards. Annual cash bonus incentive awards are generally designed to promote Stockholder interests by establishing an FFO target, an objective criterion which is an industry standard measurement of the Company's performance, and an objective business development target (collectively, the "Performance Targets"). The Performance Targets are established by the Compensation Committee at the beginning of each year at a level considered to provide Stockholders with an acceptable rate of return, and to enable an acceptable rate of return to be sustained. In addition to satisfying the Performance Targets, bonus awards are also based on personal performance measured by the extent to which personal goals are achieved. Personal performance goals necessarily vary between executive officers based upon their specific roles within the Company and specific objectives established each year for each executive officer by the Company's Chief Executive Officer. The annual cash bonus incentive awards are heavily weighted towards satisfaction of the Performance Targets, consistent with the Compensation Committee's focus on tying incentive compensation to Stockholder value creation.

  A target award is established for each executive officer other than the Chief Executive Officer based on the level of his position, the responsibilities and duties involved therein and on Competitive Practices. The Compensation Committee approves each executive officer's target award. The target award is expressed as a percentage of base salary and ranged between 25% and 60% of base salaries in 1996. For the executive officers other than the Chief Executive Officer, no actual award can exceed 150% of an executive officer's target award. The Performance Targets were achieved in 1996 and target awards were approved by the Compensation Committee.

  Long-Term Incentive Stock Plans. The Compensation Committee administers the Company's benefits and stock plans, including the Company's Amended Stock Incentive Plan (the "1994 Employee Stock Plan"). Pursuant to the 1994 Employee Stock Plan, annual stock grants and stock options have been awarded in order to retain and motivate executives to improve long-term stock market performance. Stock options generally are granted at 100% of the current fair market value of the Company's stock. Generally, stock option grants and restricted stock awards vest over a five-year period, and the executive must be employed by the Company at the time of vesting in order to exercise the options. The Compensation Committee may make grants based on a number of factors, including (i) the executive officer's position in the Company, (ii) performance of his responsibilities,
(iii) equity participation levels of comparable executives at competitive companies, and (iv) individual contribution to the success of the Company's financial performance. In addition, the size, frequency and type of long-term incentive grants may be determined on the basis of tax consequences of the grants to the individual and the Company, accounting impact and the number of shares available for issuance. For 1996, each of the executive officers received stock options which were based on his responsibilities and relative position in the Company. The Compensation Committee did not consider the amount of options and restricted stock currently held by the officers in determining the size of current awards.

CHIEF EXECUTIVE COMPENSATION

  Mr. Roath's compensation in 1996 was leveraged 75% toward compensation based upon the Company's performance and 25% comprised of a base salary component. Mr. Roath's base salary approximated the 50th percentile of Competitive Practices and his total direct compensation approximated the 90th percentile of Competitive Practices. Mr. Roath received a base salary of $422,840 in 1996 which represents no increase from his base salary in 1995. For 1997, the Compensation Committee recommended that there be no increase in Mr. Roath's base salary over 1996 levels in order to maintain his total compensation leveraged toward performance based incentives. The Compensation Committee believes that this compensation package both recognizes Mr. Roath's contributions to the success of the Company and appropriately leverages his compensation toward components directly linked to Stockholder value creation. The Compensation Committee also awarded Mr. Roath a cash bonus incentive award of $410,000, restricted stock grants of 11,000 shares of Common Stock and 75,000 stock option grants at an exercise price of $36.625. These awards are consistent with the Company's pay-for-performance philosophy, reflecting Mr. Roath's consistent contribution to the financial success of the Company since its inception, his continued contribution to the expansion of the Company's investment portfolio and the resulting superior total return to Stockholders.

  The other benefits received by Mr. Roath that are reported in the Summary Compensation Table are provided pursuant to his Employment Agreement. See "Executive Compensation--Employment Agreement."

  Based upon the foregoing, the Compensation Committee has reviewed and approved the total compensation for 1996 of the five most highly compensated executive officers of the Company.

POLICY WITH RESPECT TO SECTION 162(M)

  Section 162(m) of the Internal Revenue Service Code denies deduction for certain compensation in excess of $1,000,000 paid to executive officers, unless certain performance, disclosure, Stockholder approval and other requirements are met. The Compensation Committee will continue to review the effects of its compensation programs with regard to Internal Revenue Code
Section 162(m). A substantial portion of the compensation program will be exempted from the $1,000,000 deduction limitation. The Company will continue to evaluate alternatives to ensure executive compensation is reasonable, performance-based, and consistent with the Company's overall compensation objectives. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible.

                            Compensation Committee

  Orville E. Melby             Michael D. McKee      Harold M. Messmer, Jr.
  Chairman

                         STOCK PRICE PERFORMANCE GRAPH

  The graph below compares cumulative total return of the Company, the S&P 500 Index and the Equity REIT Index of the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") from January 1, 1992 to December 31, 1996. Total return assumes quarterly reinvestment of dividends before consideration of income taxes. The Company believes that this information demonstrates that the compensation earned by its executive officers compares very favorably to the Company's Stockholder value.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG HEALTHCARE PROPERTY, S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period              HCPI          PEER
(Fiscal Year Covered)           INDEX         GROUP       S&P 500
-------------------           ----------    ---------    ---------
Measurement Pt-  Dec. 1991    $100.00       $100.00      $100.00
FYE   March 1992              $ 87.19       $100.66      $ 97.45
FYE   June 1992               $101.08       $103.32      $ 99.36
FYE   September 1992          $112.04       $110.37      $102.44
FYE   December 1992           $111.31       $114.59      $107.67
FYE   March 1993              $140.63       $139.39      $112.28
FYE   June 1993               $133.19       $135.39      $112.86
FYE   September 1993          $143.96       $148.04      $115.75
FYE   December 1993           $127.54       $137.11      $118.43
FYE   March 1994              $145.74       $141.78      $113.91
FYE   June 1994               $149.20       $141.39      $114.37
FYE   September 1994          $147.33       $141.44      $120.00
FYE   December 1994           $151.39       $141.46      $119.97
FYE   March 1995              $151.48       $141.22      $131.65
FYE   June 1995               $166.44       $149.52      $144.15
FYE   September 1995          $179.15       $156.57      $155.61
FYE   December 1995           $188.92       $163.06      $164.88
FYE   March 1996              $172.22       $166.76      $173.73
FYE   June 1996               $187.73       $174.18      $181.53
FYE   September 1996          $184.61       $185.58      $187.14
FYE   December 1996           $201.35       $220.56      $202.74


                             CERTAIN TRANSACTIONS

  Since 1985, the Company has been insured through Alexander & Alexander, Inc. insurance brokers for general liability, workmen's compensation, and other insurance. Paul V. Colony, a Director of the Company since April 1988, is Vice Chairman of Alexander & Alexander, Inc. and Chairman of the Board of Alexander & Alexander of California, Inc., an affiliate of Alexander & Alexander, Inc. The terms of such insurance policies were established after evaluation of market rates, and were no less favorable to the Company than might have been negotiated with an unrelated party. The premiums paid to Alexander & Alexander, Inc. for the fiscal year ending December 31, 1996 were approximately $296,000.

  Peter L. Rhein, a Director of the Company, Mr. Roath, a Director and officer of the Company, and Mr. Maulbetsch, an officer of the Company, have remaining balances on loans made in connection with the purchase of Shares of $115,000, $473,566 and $78,355, respectively. These loans are due on July 20, 1998, November 19, 1999 and March 28, 1999, respectively. During 1996, Mr. Reynolds, an officer of the Company, borrowed $313,419 from the Company in connection with the purchase of Shares and repaid such loan on November 13, 1996.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Board of Directors' Compensation Committee for fiscal 1996 were Messrs. Melby, McKee and Messmer, none of whom are employed by the Company. Mr. Messmer was a 15.2% limited partner in Health Care Investors I, a California limited partnership ("HCI") formed in 1985 of which the Company was a general partner and 50% equity interest owner. HCI owned 11 long term care facilities in Missouri, Illinois and Arkansas. Following the exercise of purchase options, HCI agreed to a sale of the nine Missouri facilities. In connection with the disposition of the Missouri properties that occurred in January 1996, and to resolve the adverse claims recently made by two of the unaffiliated limited partners in HCI, the Company, upon recommendation of the Special Committee of the Board of Directors that had been formed to evaluate the claims, agreed to purchase all of the limited partners' interest in HCI concurrently with the sale of the nine facilities. In January 1996, Mr. Messmer received $2,050,000 as his pro rata share of (i) the net proceeds from the Missouri sale, (ii) the value of the two remaining properties and (iii) the $1,015,000 paid in the aggregate to all of the limited partners to resolve the claims previously made by two unaffiliated limited partners. The two remaining facilities are now owned 100% by the Company.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities ("Insiders"), to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of Common Stock of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations from certain Insiders that no other reports were required during the year ended December 31, 1996, all Section 16(a) filing requirements applicable to Insiders were complied with, except that (i) a report on Form 4 reporting the sale of 14,880 shares of Common Stock by Mr. Reynolds was filed late for the month ended November 1996 and (ii) an amended report on Form 5 reporting the award of restricted stock and options to Mr. Ghose in January 1996 was filed late for the year ended 1996.

    ADOPTION OF SECOND AMENDED AND RESTATED DIRECTORS STOCK INCENTIVE PLAN
                              (PROXY ITEM NO. 2)

  In 1996, the Board of Directors authorized a complete study of the Company's practices with respect to Director compensation. After a full review, the Board determined to cease further accruals under the Directors Retirement Plan and instead to transfer the accumulated benefits under the Directors Retirement Plan to the Directors Deferred Compensation Plan, to increase the number of options granted each year to the Directors and to make an annual grant of restricted stock. The Board believes these changes will give each Director a more direct interest in the financial performance of the Company and will more effectively align the Directors' interest with that of the Stockholders.

  As a part of the implementation of the new Director compensation program, the Board unanimously adopted on March 11, 1997, subject to Stockholder approval, the Second Amended and Restated Directors Stock Plan (the "1997 Directors Stock Plan") which amends and restates the Company's First Amended and Restated Directors Stock Incentive Plan (the "1989 Directors Stock Plan") to (i) extend the duration of the 1989 Directors Stock Plan so that the 1997 Directors Stock Plan terminates on April 28, 2008 instead of on April 28, 1998, (ii) increase the number of shares reserved for issuance thereunder from 5% of the number of all shares of Common Stock then outstanding to a stated number of shares eligible to be issued under the 1997 Directors Stock Plan of 1,000,000 shares, (iii) increase the number of options granted each year to each outside, non-employee director ("Outside Director") from 6,000 to 7,000,
(iv) provide for a grant of 400 shares of restricted stock each year to each of the Outside Directors, (v) provide that if in the preceding year the Company's total return to Stockholders exceeds by three percentage points the NAREIT total return for the healthcare equity segment, the Outside Directors shall be granted options to acquire an additional 3,000 shares of Common Stock, and (vi) conform certain provisions of the 1989 Directors Stock Plan to the recent amendments to Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). The Stockholders are asked to approve the adoption of the 1997 Directors Stock Plan at the Meeting. If the 1997 Directors Stock Plan is not approved, the 1989 Directors Stock Plan shall remain in full force and effect.

  The 1989 Directors Stock Plan, which was approved by Stockholders in 1989 and expires in accordance with its terms on April 28, 1998, is nearing its expiration date. In order to facilitate the Company's efforts to attract and retain highly qualified Outside Directors, the Board believes that an extension of the duration of the 1989 Directors Stock Plan until April 28, 2008 is in the best interests of the Company.

  Under the 1989 Directors Stock Plan, not more than 5% of the number of all shares of Common Stock then outstanding are authorized for issuance upon the exercise of options granted under the 1989 Directors Stock Plan ("1989 Plan Options"). As of March 1, 1997, under the 1989 Directors Stock Plan, a total of approximately 444,000 shares were subject to outstanding 1989 Plan Options and approximately 990,000 shares remained available for the grant of new 1989 Plan Options. The 1997 Directors Stock Plan as it is proposed provides that no more than 1,000,000 shares of Common Stock may be issued after the effective date of the 1997 Directors Stock Plan. As of March 1, 1997, the fair market value of the Common Stock was $34.125 per share.

  Under the 1989 Directors Stock Plan, each Outside Director is automatically granted 6,000 options to acquire Common Stock each year. The 1997 Directors Stock Plan increases the number of options awarded to each Outside Director to 7,000 to assist in maintaining a competitive overall level of Outside Director compensation. In addition, the 1997 Directors Stock Plan provides that each Outside Director shall receive 400 shares of restricted stock ("Directors Restricted Stock") each year and provides that for years in which the Company exceeds certain performance goals, the Outside Directors shall be granted an additional 3,000 options.

With the increase in the grant of options to 7,000 and the change in the composition of Directors compensation from a cash benefit under the Directors Retirement Plan to a restricted stock grant, Outside Directors will receive approximately 65% of their compensation paid in equity interests of the Company compared to the current compensation program pursuant to which approximately 40% of such compensation is in the form of stock options. The Board of Directors believes that these changes in the Directors compensation program, together with the addition of the performance based option grant, will more closely link the Directors compensation with Stockholders' interests in so far as Directors compensation will be more highly leveraged towards stock based compensation.

  Finally, the 1997 Directors Stock Plan makes certain other changes to the 1989 Directors Stock Plan designed to conform to recent amendments to Rule 16b-3, including modifying the requirement for the composition of the Committee that administers the 1997 Directors Stock Plan and the amendments to the 1997 Directors Stock Plan that require Stockholder approval.

  Below is a brief description of the proposed 1997 Directors Stock Plan. The complete text of the 1997 Directors Stock Plan appears as Appendix "A" to this proxy statement. While the 1997 Directors Stock Plan is summarized herein, such summaries are in all respects subject to the complete text of the 1997 Directors Stock Plan contained in Appendix "A."

SUMMARY OF 1997 DIRECTORS STOCK PLAN

  Securities Subject To 1997 Directors Stock Plan. The 1997 Directors Stock Plan provides that no more than 1,000,000 shares of Common Stock may be issued after the effective date of the 1997 Directors Stock Plan. The 1997 Directors Stock Plan provides for appropriate adjustments in the number and kind of shares subject to the 1997 Directors Stock Plan in the event of a stock split, stock dividend or certain other similar changes in the Common Stock, and in the event of a merger, consolidation or certain other types of recapitalization of the Company.

  Eligibility. Only Outside Directors of the Company are eligible to receive Options and restricted stock under the 1997 Directors Stock Plan.

  Administration. The 1997 Directors Stock Plan is administered by the Committee which is responsible for determining the terms and conditions of the Options and restricted stock. The Committee shall be the Compensation Committee of the Board (or another committee of the Board assuming the functions of the Committee under the 1997 Directors Stock Plan), which shall consist solely of two members appointed by and holding office at the pleasure of the Board, each of whom is a "non-employee director" as defined by Rule 16b-3. The Committee may include more than two members appointed by the Board so long as any such additional member is a "non-employee director" as defined by Rule 16b-3 or, if not a "non-employee director" at the time of any grant, otherwise satisfies an exemption under Rule 16b-3.

  Terms of Options. Options which may be granted under the 1997 Directors Stock Plan are non-qualified non-statutory options to purchase shares of Common Stock (an "Option"). Subject to the limitations contained in the 1997 Directors Stock Plan, Options become exercisable and vest at such times and in such installments as the Committee may provide in the terms of each individual written agreement. The 1997 Directors Stock Plan provides that the Company shall grant 7,000 Options to each Outside Director on the last Thursday of April of each year. In addition, the 1997 Directors Stock Plan provides that the Company may grant 3,000 Performance Options each year to each of the Outside Directors. Performance Options will only be granted if the Company's total return to Stockholders in the previous year exceeds by three percentage points the average total return to stockholders for NAREIT members which are equity REITs and in the healthcare industry. Total return to stockholders is measured by the appreciation of the Company's stock price for the year plus the amount of dividends paid. The purchase price of Common Stock under each Option will be the fair market value of the Common Stock on the date of grant. In no event may Options be exercised for a period of one year after the date of grant nor after ten years from the date of grant. Options granted under the 1997 Directors Stock Plan are evidenced by written instruments and may include other terms and conditions consistent with the 1997 Directors Stock Plan, as the Committee may determine.

  Payment for Shares. Option may be exercised by payment in full of the Option exercise price at the time of exercise and may be paid in cash or, in the discretion of the Committee, by delivering shares of Common Stock owned by the optionee (or issuable upon exercise of the option) or by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Committee, or by a combination of any of the above. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options under the 1997 Directors Stock Plan have been and will be used for general corporate purposes.

  Terms of Directors Restricted Stock. Each Outside Director shall be granted 400 shares of Restricted Stock on the last Thursday of April each year (beginning April 28, 1997). Each grant of Directors Restricted Stock shall vest at a rate of 100 shares per year and may be subject to forfeiture if the Director is removed from the Board prior to the Directors Restricted Stock's vesting. In addition, Directors Restricted Stock may be made subject to such restrictions as may be determined by the Compensation Committee. In general, Directors Restricted Stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Directors Restricted Stock will immediately become fully vested upon an Outside Director's "permissible termination" (as defined in the 1997 Directors Stock Plan) from the Board, or, following a "change of control" (as defined in the 1997 Directors Stock Plan) of the Company, termination from membership on the Board or failure to be re-elected. Holders of Directors Restricted Stock, unlike recipients of Options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

  1997 Directors Stock Plan Amendments and Termination. The Committee has the power, in its discretion, to amend, suspend or terminate the 1997 Directors Stock Plan at any time. However, no such amendment will, under the 1997 Directors Stock Plan, without the approval of the Stockholders of the Company: increase the number of shares of Common Stock subject to the 1997 Directors Stock Plan or make any other change to the 1997 Directors Stock Plan that would require Stockholder approval as a matter of applicable law, stock exchange regulation or exemptive condition.

FEDERAL INCOME TAX CONSEQUENCES

  The 1997 Directors Stock Plan is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") nor an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The following discussion is a general summary of the material U.S. federal income tax consequences to the U.S. participants in the 1997 Directors Stock Plan. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances nor does it discuss tax consequences under state or local laws.

  The grant of an Option generally will not result in taxable income to the optionee at the time of grant, and ordinary income will be realized by an optionee at the time of exercise of an Option in the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price. The Company will be entitled to a deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the optionee in such case. Any subsequent disposition of the shares acquired pursuant to an Option will result in gain or loss to the optionee in an amount equal to the difference between the sale price and the market price at date of exercise.

  An optionee's basis for the Common Stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the Common Stock on the date of exercise of the Option or the date of grant of Common Stock pursuant to the dividend shares, as the case may be.

  The grant of Directors Restricted Stock generally will not result in taxable income to the participant at the time of grant if the Common Stock is restricted and subject to forfeiture. When the restrictions on the Common Stock lapse, ordinary income will be realized by the participant at the time of lapse in the amount by which the fair market value of the Common Stock on the date of lapse exceeds the purchase price, if any. The Company will be entitled to deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the participant in such case. However, if the participant makes an election under Section 83(b) of the Code, ordinary income will be realized by the participant at the time of the grant of the Common Stock in the amount by which the fair market value of the Common Stock on the date of grant exceeds the purchase price, if any, and the Company will be entitled to a deduction in the same amount. Any subsequent disposition of the shares acquired will result in gain or loss to the participant in an amount equal to the difference between the sale price and the market price at the date on which the participant realized ordinary income. A participant's basis for Common Stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the Common Stock on the date at which the participant realized ordinary income.

                                 VOTE REQUIRED

  The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the annual meeting is required for approval of the 1997 Directors Stock Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE SECOND AMENDED AND RESTATED DIRECTORS STOCK INCENTIVE PLAN.

         ADOPTION OF SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN
                              (PROXY ITEM NO. 3)

  On March 11, 1997, the Board unanimously adopted, subject to Stockholder approval, the Second Amended and Restated Stock Incentive Plan (the "1997 Employee Stock Incentive Plan") which amends and restates the Company's Amended Stock Incentive Plan (the "1994 Plan") to (i) extend the duration of the 1994 Plan so that the 1997 Employees Stock Incentive Plan terminates on April 28, 2003 instead of on February 15, 1998, (ii) provide that, effective with the adoption of the 1997 Employee Stock Incentive Plan, there shall be 2,500,000 shares of Common Stock available for issuance thereunder, (iii) provide that shares tendered to pay the exercise price of an Option or to satisfy tax withholding shall be added back for the purpose of the limit on the number of shares available to be issued under the 1997 Employees Stock Incentive Plan, and (iv) conform certain provisions of the 1994 Plan to the recent amendments to Rule 16b-3 including that under certain circumstances the Compensation Committee may provide for limited transferability of options granted under the 1997 Employee Stock Incentive Plan. The Stockholders are asked to approve the adoption of the 1997 Employees Stock Incentive Plan at the Meeting. If the 1997 Employees Stock Incentive Plan is not approved, the 1994 Plan shall remain in full force and effect.

  The 1994 Plan, which was first approved by Stockholders in March 1985, amended by the Stockholders in 1988 and 1994, and expires in accordance with its terms on February 15, 1998, is nearing its expiration date. Due to the outstanding performance of the Company in recent years as well as the Company's efforts to attract, retain and reward its key employees for their achievements, the Board believes that an extension of the duration of the 1994 Plan until April 28, 2003 is in the best interests of the Company. The Company's Board of Directors believes that, in order to retain, motivate, and attract key personnel essential to the continued success of the Company it is necessary to maintain its current practice of providing meaningful incentive awards on an annual basis. The Board believes that incentive awards have played a critical role in recent years in motivating Company management to build a growing, highly competitive business, while also delivering a consistently strong financial performance record with corresponding stock price appreciation. The Board also believes that the Company's stock incentive program has helped to stimulate a deeper commitment to the Company, minimize management turnover and reward continuous improvement in financial performance.

  Under the 1994 Plan not more than 2,500,000 shares of Common Stock are authorized for issuance upon the exercise of Incentive Awards starting as of April 21, 1994. As of March 1, 1997, under the 1994 Plan, a total of approximately 1,094,000 shares were subject to outstanding Options or awards held by approximately ten key employees and only approximately 1,406,000 shares remained available for the grant of new Incentive Awards under the 1994 Plan. In connection with the proposed extension of the duration of the 1994 Plan, the number of shares issued under the 1997 Employees Stock Incentive Plan may exceed the 2,500,000 share cap. Therefore, the 1997 Employees Stock Incentive Plan as it is proposed provides that no more than 2,500,000 shares of Common Stock may be issued after the effective date of the 1997 Employees Stock Incentive Plan. As of March 1, 1997, the fair market value of the Common Stock was $34.125 per share.

  In addition, the 1997 Employees Stock Incentive Plan provides that the number of shares of the Company's Common Stock that may be issued under the 1997 Employees Stock Incentive Plan will be increased by the number of shares of the Company's Common Stock that are delivered to the Company in connection with the exercise of an Option and shares delivered or relinquished in payment of federal, state and local tax withholding liabilities upon exercise of an Option.

  Finally, the proposed amendments make certain other changes to the 1997 Employees Stock Incentive Plan designed to conform to recent amendments to Rule 16b-3, including modifying the requirement for the composition of the Committee that administers the 1997 Employees Stock Incentive Plan and the amendments to the 1997 Employees Stock Incentive Plan that require Stockholder approval.

  The Board believes that the 1997 Employees Stock Incentive Plan as it is proposed will further the purposes of the 1994 Plan and promote the interest of the Company and its Stockholders by strengthening the Company's ability to attract, motivate and retain employees of training, experience and ability, and to provide a means to encourage stock ownership and proprietary interest in the Company to valued employees upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend.

  Below is a brief description of the proposed 1997 Employees Stock Incentive Plan. The complete text of the 1997 Employees Stock Incentive Plan appears as Appendix "B" to this proxy statement. While the 1997 Employees Stock Incentive Plan is summarized herein, such summaries are in all respects subject to the complete text of the 1997 Employees Stock Incentive Plan contained in Appendix "B."

SUMMARY OF 1997 EMPLOYEES STOCK INCENTIVE PLAN

  Securities Subject To 1997 Employees Stock Incentive Plan. The 1997 Employees Stock Incentive Plan provides that, effective with the adoption of the 1997 Employees Stock Incentive Plan, there shall be 2,500,000 shares of Common Stock available for issuance thereunder. The 1997 Employees Stock Incentive Plan provides for appropriate adjustments in the number and kind of shares subject to the 1997 Employees Stock Incentive Plan in the event of a stock split, stock dividend or certain other similar changes in the Common Stock, and in the event of a merger, consolidation or certain other types of recapitalization of the Company. Shares subject to outstanding Options that are surrendered will, upon surrender, not be charged against the maximum number of shares of Common Stock available for issuance under the 1997 Employees Stock Incentive Plan, thereby permitting the grant of new Options for the shares that were subject to the surrendered grants. In addition, the 1997 Employees Stock Incentive Plan provides that the number of shares of the Company's Common Stock that may be issued under the 1997 Employees Stock Incentive Plan will be increased by the number of shares of the Company's Common Stock that are delivered to the Company in connection with the exercise of an Option and shares delivered or relinquished in payment of federal, state and local tax withholding liabilities upon exercise of an Option.

  Eligibility. Only full-time, key employees of the Company are eligible to receive Incentive Awards under the 1997 Employees Stock Incentive Plan, as determined by the Committee. As of the date hereof, approximately ten employees are eligible to participate in the 1997 Employees Stock Plan.

  Administration. The 1997 Employees Stock Incentive Plan will be administered by the Committee which is responsible for determining the person to whom Incentive Awards shall be granted, the number of Incentive Awards (subject to an award limit of 400,000 shares that may be granted in any given year to a single 1997 Employees Stock Incentive Plan participant) and the other terms and conditions of such Incentive Awards. The Committee shall be the Compensation Committee of the Board (or another committee of the Board assuming the functions of the Committee under the 1997 Employees Stock Incentive Plan), which shall consist solely of two members appointed by and holding office at the pleasure of the Board, each of whom is both an "outside director" for purposes of Section 162(m) of the Code and a "non-employee director" as defined by Rule 16b-3. The Committee may include more than two members appointed by the Board so long as such additional members are "outside directors" for purposes of Section 162(m) of the Code and are a "non-employee director" as defined by Rule 16b-3 or, if not a "non-employee director" at the time of any Incentive Award grant, otherwise satisfy an exemption under Rule 16b-3.

  Terms of Options. Incentive Awards which may be granted under the 1997 Employees Stock Incentive Plan include (i) non-qualified non-statutory options to purchase shares of Common Stock (an "Option"), (ii) incentive stock awards,
(iii) dividend shares and (iv) cash bonus awards. Subject to the limitations contained in the 1997 Employees Stock Incentive Plan, Options become exercisable and incentive stock grants vest at such times and in such installments as the Committee may provide in the terms of each individual written agreement. The Committee has the discretion to grant Options at a price which is not less than 50% of the fair market value of the Common Stock on the date of grant. In no event may Options be exercised after ten years from the date of grant. Incentive Awards granted under the 1997 Employees Stock Incentive Plan are evidenced by written instruments and may include other terms and conditions consistent with the 1997 Employees Stock Incentive Plan, as the Committee may determine. Optionees may, in the discretion of the Committee and subject to certain conditions, be granted the right to credit for dividend shares based on the dividend that would have been awarded on those shares of Common Stock for which the optionees hold outstanding and unexercised Options.

  Payment for Shares. An Option may be exercised by payment in full of the Option exercise price at the time of exercise and may be paid in cash or, in the discretion of the Committee, by delivering shares of Common Stock owned by the optionee (or issuable upon exercise of the Option) or by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Committee, or by a combination of any of the above. The Committee may also, in its discretion and upon the request of the optionee, issue shares of Common Stock upon the exercise of an Option directly to a brokerage firm or firms to be selected by the Committee without payment of the exercise price by the optionee but upon delivery of a new revocable guarantee by such brokerage firm or firms of the payment of such exercise price. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options under the 1997 Employees Stock Incentive Plan will be used for general corporate purposes.

  1997 Employees Stock Incentive Plan Amendments and Termination. The Committee has the power, in its discretion, to amend, suspend or terminate the 1997 Employees Stock Incentive Plan at any time. However, no such amendment will under the 1997 Employees Stock Incentive Plan, without the approval of the Stockholders of the Company: increase the number of shares of Common Stock subject to the 1997 Employees Stock Incentive Plan or make any other change to the 1997 Employees Stock Incentive Plan that would require Stockholder approval as a matter of applicable law, stock exchange regulation or exemptive condition.

FEDERAL INCOME TAX CONSEQUENCES

  The 1997 Employees Stock Incentive Plan is neither a qualified pension, profit sharing or stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") nor an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The following discussion is a general summary of the material U.S. federal income tax consequences to the U.S. participants in the 1997 Employees Stock Incentive Plan. The discussion is based on the Code, regulations thereunder, rulings and decisions now in effect, all of which are subject to change. The summary does not discuss all aspects of federal income taxation that may be relevant to a particular participant in light of such participant's personal investment circumstances nor does it discuss tax consequences under state or local laws.

  The grant of an Option generally will not result in taxable income to the optionee at the time of grant, and ordinary income will be realized by an optionee at the time of exercise of an Option in the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price. The Company will be entitled to a deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the optionee in such case. Any subsequent disposition of the shares acquired pursuant to an Option will result in gain or loss to the optionee in an amount equal to the difference between the sale price and the market price at date of exercise.

  The crediting of dividend shares to an optionee at the time of exercise of an Option will not result in taxable income to the optionee at the time of crediting, and ordinary income will be realized by an optionee at the time of the grant of the Common Stock pursuant to the dividend shares in the amount equal to the fair market value of the Common Stock granted. The Company would be entitled to a deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the optionee in such case. Any subsequent disposition of shares acquired pursuant to the dividend shares will result in gain or loss to the optionee in an amount equal to the difference between the sale price and the market price at the date of grant.

  An optionee's basis for the Common Stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the Common Stock on the date of exercise of the Option or the date of grant of Common Stock pursuant to the dividend shares, as the case may be.

  The grant of Common Stock pursuant to an Incentive Stock Award generally will not result in taxable income to the participant at the time of grant if the Common Stock is restricted and subject to forfeiture. When the restrictions on the Common Stock lapse, ordinary income will be realized by the participant at the time of lapse in the amount by which the fair market value of the Common Stock on the date of lapse exceeds the purchase price, if any. The Company will be entitled to deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the participant in such case. However, if the participant makes an election under
Section 83(b) of the Code, ordinary income will be realized by the participant at the time of the grant of the Common Stock in the amount by which the fair market value of the Common Stock on the date of grant exceeds the purchase price, if any, and the Company will be entitled to a deduction in the same amount. Any subsequent disposition of the shares acquired will result in gain or loss to the participant in an amount equal to the difference between the sale price and the market price at the date on which the participant realized ordinary income. A participant's basis for Common Stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the Common Stock on the date at which the participant realized ordinary income.

                                 VOTE REQUIRED

  The affirmative vote of a majority of the outstanding shares of the Company's Common Stock present or represented at the annual meeting is required for approval of the 1997 Employees Stock Incentive Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN.

        RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (PROXY ITEM NO. 4)

  Arthur Andersen LLP audited the Company's financial statements for the year ended December 31, 1996 and have been the Company's auditors since the Company's organization.

  The Directors have selected the firm of Arthur Andersen LLP as independent accountants for the Company for the fiscal year ending December 31, 1997, it being intended that such selection would be submitted for ratification by Stockholders. The proxy holders named in the accompanying form of proxy will vote the Shares represented by the proxy for ratification of the selection of Arthur Andersen LLP, unless a contrary choice has been specified on the proxy. If Stockholders do not ratify the selection of Arthur Andersen LLP, the selection of independent accountants will be considered by the Directors, although the Directors would not be required to select different independent accountants for the Company. The Directors retain the power to select another firm as independent accountants for the Company to replace the firm whose selection was ratified by Stockholders in the event the Directors determine that the best interest of the Company warrants a change of its independent accountants. A representative of Arthur Andersen LLP is expected to be present at the April 23, 1997 Annual Meeting with an opportunity to make a statement if he desires to do so, and such representative is expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE SUCCEEDING YEAR.

                               VOTING PROCEDURES

  Under the Amended Bylaws of the Company as in effect on the date hereof, elections of Directors shall be by a plurality of the votes cast. Stockholders together holding a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting of Stockholders, who shall be present in person or represented by proxy at such meeting duly called, shall constitute a quorum for the transaction of business. The Inspector of Elections will treat Shares represented by properly signed and returned proxies that reflect abstentions as Shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the Stockholders for a vote. Except as otherwise noted herein, abstentions do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

  The Inspector of Elections will treat Shares referred to as "broker non-votes" (i.e., Shares held by brokers or nominees as to which instructions have not been received from the beneficial owner or persons entitled to vote that the broker or nominee does not have the discretionary power to vote on a particular matter) as Shares that are present and entitled to vote for purposes of establishing a quorum. For purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those Shares will be treated as not present and not entitled to vote with respect to that matter (even though those Shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                    DEADLINE FOR SUBMISSION OF STOCKHOLDER
                   PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

  The proxy rules adopted by the SEC provide that certain Stockholder proposals must be included in the proxy statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in next year's proxy statement, it must be received by the Company no later than December 23, 1997.

                                 OTHER MATTERS

  The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this proxy statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

  The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of Shares and will reimburse them for their expenses in doing so. The Company has retained the services of Kissel-Blake Inc., for a fee of $7,000 plus out-of-pocket expenses, to assist in the solicitation of proxies from brokerage houses, banks, and other custodians or nominees holding stock in their names for others.

  The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 1996, is being mailed herewith to all Stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996 FILED WITH THE SEC. SUCH REQUESTS SHOULD BE DIRECTED TO JAMES G. REYNOLDS, EXECUTIVE VICE PRESIDENT OF THE COMPANY, AT 10990 WILSHIRE BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90024.

  ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Edward J. Henning

                                          Edward J. Henning
                                          Corporate Secretary

Los Angeles, California
March 21, 1997

                                 APPENDIX "A"

                     HEALTH CARE PROPERTY INVESTORS, INC.
          SECOND AMENDED AND RESTATED DIRECTORS STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN.

  The purpose of the Second Amended and Restated Directors Stock Incentive Plan of Health Care Property Investors, Inc. is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain Directors of training, experience and ability, and to encourage the highest level of Director performance by providing Directors with a proprietary interest in the Company's financial success and growth.

2. DEFINITIONS.

  (a) "Board" means the Board of Directors of the Company.

  (b) "Change of Control" shall be deemed to occur if:

    (i) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities. For purposes of this Plan, (A) the term "Person" is used as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that unless this Plan provides to the contrary, the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and (B) the term "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act;

    (ii) during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), (iii) or
  (iv)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

    (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

    (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  (c) "Code" means the Internal Revenue Code of 1986, as amended.

  (d) "Committee" means the Compensation Committee of the Board (or another committee of the Board assuming the functions of the Committee under this
Plan), which shall consist solely of two members appointed by and holding office at the pleasure of the Board, each of whom is a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). The Committee may include more than two members appointed by the Board so long as such additional members are "outside directors" for purposes of
Section 162(m) of the Code and are a "non-employee director" as defined by Rule 16b-3 or, if not a "non-employee director" at the time of any Incentive Award grant, otherwise satisfy an exemption under Rule 16b-3.

  (e) "Common Stock" means the $1.00 par value Common Stock of the Company (after the 2-for-1 stock split of May 20, 1992).

  (f) "Company" means Health Care Property Investors, Inc.

  (g) "Date of Grant" means the last Thursday of April of each year (beginning April 28, 1997).

  (h) "Director" means a member of the Board who is not an Employee.

  (i) "Disability" means the total and permanent incapacity of the Director, due to physical impairment or legally established mental incompetence, to perform the usual duties of a member of the Board, which disability shall be determined on the basis of (i) medical evidence by a licensed physician designated by the Company or (ii) evidence that the Director has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

  (j) "Effective Date" means April 23, 1997.

  (k) "Employee" means any full-time employee of the Company, or of any of its present or future parent or subsidiary corporations.

  (l) "Fair Market Value" means for a share of Common Stock as of a given date shall be the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next preceding date on which a trade occurred.

  (m) "Incentive Award" means an Option or Restricted Stock.

  (n) "NAREIT" means The National Association of Real Estate Investment Trusts (or successor thereto).

  (o) "NAREIT Total Return" means the average Total Return for the healthcare equity segment as published in the NAREIT Performance Indices by NAREIT.

  (p) "Option" means a stock option that does not satisfy the requirements of
Section 422 of the Internal Revenue Code.

  (q) "Participant" means each Director.

  (r) "Permissible Termination" means a Director's (1) death, (2) Disability,
(3) removal from the Board without cause (not including a failure to be re-elected) or (4) retirement from the Board, if such Director has (A) reached age sixty five and completed five years of service as a Board member or
(B) reached age sixty and completed fifteen years of service as a Board member.

  (s) "Plan" means the Second Amended and Restated Directors Stock Incentive Plan as set forth herein, which may be amended from time to time.

  (t) "Restricted Stock" means a right to the grant or purchase, at a price determined by the Committee, of Common Stock of the Company which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achievement of preestablished financial objectives or both.

  (u) "Total Return" means for any person for any calendar year the sum of (X) the per share Fair Market Value as of December 31 of such year minus the per share Fair Market Value of the Common Stock as of January 1 of such year and
(Y) the aggregate dividends paid to stockholders during such calendar year, divided by (Z) the per share Fair Market Value as of January 1 of such year, as such definition may be amended by NAREIT.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

  Subject to the provisions of Section 8, the aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Incentive Awards under the Plan after the Effective Date will not exceed 1,000,000 shares of Common Stock. Such shares may be either authorized but unissued shares or shares issued and thereafter acquired by the Company.

4. ADMINISTRATION OF THE PLAN.

  (a) The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and, subject to its provisions, to prescribe, amend and rescind rules and to make all other determinations necessary for the Plan's administration.

  (b) If NAREIT amends its definition of Total Return or the NAREIT Total Return is no longer available, the Committee may redefine Total Return and NAREIT Total Return.

  (c) All action taken by the Committee in the administration and interpretation of the Plan shall be final and binding on all concerned.

5. ELIGIBILITY.

  Only non-employee Directors shall be eligible to participate in the Plan. Prior to the termination of the Plan, each Director who is serving in such capacity on each Date of Grant shall be granted on each Date of Grant:

    (a) an Option to acquire 7,000 shares of Common Stock;

    (b) 400 shares of Restricted Stock; and

    (c) if in the preceding calendar year the Total Return for the Company exceeds by three percentage points the NAREIT Total Return, an Option to acquire an additional 3,000 shares of Common Stock.

6. TERMS AND CONDITIONS OF STOCK OPTIONS.

  (a) Each Option will be evidenced by a written instrument including terms and conditions consistent with the Plan, as the Committee may determine. The purchase price of Common Stock under each Option will be the Fair Market Value of the Common Stock on the Date of Grant. Notwithstanding any other provision to the contrary contained in the Plan, each Option will expire not later than ten years from the Date of Grant.

  (b) An Option granted under the Plan may not be exercised for a period of one year after the Date of Grant. After such period, an Option may be exercised with respect to all shares of Common Stock covered thereby during its term as provided hereunder.

  (c) Subject to the provisions of Section 6(a), each Option will expire at the time the Participant ceases to be a Director, except as follows:

    (i) If the service of the Director is terminated by the Company other than for cause, for which the Company will be the sole judge, then the Option will expire eight months after the date of termination.

    (ii) If the Director retires at normal retirement age or retires with the consent of the Company, the Option will expire three years after the date of termination unless by the Option's terms it expires sooner.

    (iii) If the Director dies or becomes permanently disabled while serving in such capacity, the Option will expire three years after the date of death or permanent and total disability. If the Director dies or becomes permanently and totally disabled within the eight months referred to in subparagraph (i) above, the Option will expire one year after the date of death or permanent and total disability. If the Director dies or becomes permanently and totally disabled within the three-year period referred to in subparagraph (ii) above, the Option will expire upon the later of three years after retirement or one year after the date of death or permanent and total disability.

  (d) Upon the exercise of an Option, the purchase price will be payable in full in cash; or by the assignment and delivery to the Company of shares of Common Stock owned by the holder of the Option (or issuable to the Participant upon exercise of the Option); or by a promissory note secured by shares of Common Stock bearing interest at a rate equal to the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. No payment by an assignment of shares or by a promissory note or by any combination thereof will be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

  (e) Options which have been granted but have not yet otherwise become exercisable shall become exercisable immediately if, after a Change of Control, a Director is (a) removed from the Board during the director's term of election that included the date of a Change of Control, or (b) not re-elected immediately following expiration of the term that included the date of a Change of Control.

7. TERMS AND CONDITIONS OF RESTRICTED STOCK.

  (a) All shares of Restricted Stock granted pursuant to the Plan will be subject to the following conditions:

    (i) Each grant of 400 shares of Restricted Stock shall vest at a rate of 100 shares per year with the first 100 shares beginning one year after the date of the grant.

    (ii) The unvested portion of any Restricted Stock grant shall be forfeited to the Company upon termination of a director's membership on the Board unless such Director's termination is a Permissible Termination.

    (iii) All Restricted Stock shall become vested immediately upon a Director's Permissible Termination.

    (iv) Restricted Stock which has been granted but has not yet otherwise vested shall become vested immediately if, after a Change of Control, a Director is (a) removed from the Board during the director's term of election that included the date of a Change of Control, or (b) not re-elected immediately following expiration of the term that included the date of a Change of Control.

    (v) The Restricted Stock may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

    (vi) Each certificate representing Restricted Stock granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

    (vii) The Committee may impose other conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

  (b) Unless and until any shares of Restricted Stock are forfeited to the Company as provided in subparagraph (a) above, the holder thereof will have all rights of a stockholder with respect to the Restricted Stock granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

8. ADJUSTMENT PROVISIONS.

  (a) If the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the then outstanding Incentive Awards, and (iii) the purchase price for all outstanding Options granted before the event.

  (b) Adjustments under Section 8 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

  (c) In the event of a pending or threatened takeover bid or tender offer and pursuant to which 10% or more of the outstanding securities of the company is acquired, whether or not deemed a tender offer under applicable state or Federal laws, or in the event that any person makes any filing under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 with respect to the Company, the Committee may in its sole discretion, without obtaining stockholder approval, at the time of any one or more of the following actions to the extent permitted in Section 10 with respect to all Participants:

    (1) Accelerate the exercise dates of any outstanding Option and make all outstanding Incentive Awards fully vested and exercisable; and

    (2) Make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

9. GENERAL PROVISIONS.

  (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a Director or affect the right of the Company to terminate the services of any Participant in accordance with the By-Laws.

  (b) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then-applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, having been fully met. As a condition precedent to the issuance of shares pursuant to the exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

  (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

  (d) No Option and no right under the Plan, contingent or otherwise, will be transferable or assignable or subject to any encumbrance, pledge or charge of any nature except pursuant to Section 9(e). The Board, in its absolute discretion, may impose such other restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Participant to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Participant or (ii) one year after the transfer of such shares to such Participant. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

  (e) The Committee may establish, pursuant to the terms of the Plan, that a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of such Participant.

  (f) The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting or exercise of any Incentive Award. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Participant to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or other award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

  (g) No Incentive Award shall be granted which would violate the Company's articles of incorporation or which would cause the Company to not qualify as a real estate investment trust.

  (h) No Participant may make an election under Section 83(b) of the Code regarding any Incentive Award without the prior consent of the Committee in its sole discretion.

10. AMENDMENT AND TERMINATION.

  (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the stockholders of the Company, except as provided in Section 8 of the Plan, increase the number of shares of Common Stock subject to the Plan or make any other change to the Plan that would require stockholder approval as a matter of applicable law, stock exchange regulation or exemptive condition.

  (b) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Option previously granted under the Plan.

11. EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

  This Second Amended and Restated Directors Stock Incentive Plan shall become effective upon adoption by the Board and the holders of a majority of the outstanding shares at a meeting of the stockholders of the Company. Unless the Plan is previously terminated, no further Options will be granted under the Plan after April 28, 2008. If not approved, this Second Amended and Restated Directors Stock Incentive Plan shall not take effect and the First Amended and Restated Directors Stock Incentive Plan shall remain in full force and effect.

                                 APPENDIX "B"

                     HEALTH CARE PROPERTY INVESTORS, INC.
               SECOND AMENDED AND RESTATED STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN.

  The purpose of the Second Amended and Restated Stock Incentive Plan of Health Care Property Investors, Inc. is to promote the interests of the Company and its stockholders by strengthening the Company's ability to attract, motivate and retain employees of training, experience and ability, and to provide a means to encourage stock ownership and proprietary interest in the Company to valued employees of the Company upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend. This Second Amended and Restated Stock Incentive Plan amends and restates the Amend Stock Incentive Plan of the Company (the "First Amended Plan").

2. DEFINITIONS.

  (a) "Board" means the Board of Directors of the Company.

  (b) "Code" means the Internal Revenue Code of 1986, as amended.

  (c) "Committee" means the Compensation Committee of the Board (or another committee of the Board assuming the functions of the Committee under this
Plan), which shall consist solely of two members appointed by and holding office at the pleasure of the Board, each of whom is both an "outside director" for purposes of Section 162(m) of the Code and a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). The Committee may include more than two members appointed by the Board so long as such additional members are "outside directors" for purposes of Section 162(m) of the Code and are a "non-employee director" as defined by Rule 16b-3 or, if not a "non-employee director" at the time of any Incentive Award grant, otherwise satisfy an exemption under Rule 16b-3.

  (d) "Common Stock" means the $1.00 par value Common Stock of the Company.

  (e) "Company" means Health Care Property Investors, Inc.

  (f) "Dividend Share" means the right, under such terms as are determined in the discretion of the Committee, to the grant of shares of Common Stock pursuant to Section 6(d).

  (g) "Effective Date" means April 23, 1997.

  (h) "Eligible Person" means any full-time salaried employee of the Company or of any of its present or future parent or subsidiary corporations.

  (i) "Fair Market Value" means for a share of Common Stock as of a given date shall be the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next preceding date on which a trade occurred.

  (j) "Incentive Award" means an Option, Dividend Share, Incentive Stock Award, or cash bonus award granted under the Plan.

  (k) "Incentive Stock Award" means a right to the grant or purchase, at a price determined by the Committee, of Common Stock of the Company which is nontransferable and subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achievement of preestablished financial objectives or both.

  (l) "Option" means a nonqualified or nonstatutory stock option.

  (m) "Participant" means any Eligible Person selected to participate in an Incentive Award pursuant to Section 5.

  (n) "Plan" means the Second Amended and Restated Stock Incentive Plan as set forth herein, which may be further amended from time to time.

3. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

  (a) Subject to the provisions of Section 3(d) and Section 8 of the Plan, the number of shares of Common Stock that may be issued or transferred or exercised pursuant to Incentive Awards under the Plan after the Effective Date will not exceed 2,500,000 shares.

  (b) Subject to the provisions of Section 8, the maximum number of shares of Common Stock with respect to which options or rights may be granted to any Participant during any one calendar year is 400,000 shares (the "Award Limit"). To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit.

  (c) The shares of Common Stock to be delivered under the Plan will be made available, at the discretion of the Board of Directors or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

  (d) If any Incentive Award expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by this Plan, the number of shares subject to such Incentive Award or other right but as to which such Incentive Award was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3(b). Furthermore, any shares subject to Incentive Awards which are adjusted pursuant to Section 8 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3(b). Shares of Common Stock which are delivered by the Participant or withheld by the Company upon the exercise of an Incentive Award, in payment of the exercise price thereof, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3(b). If any Incentive Award is forfeited or repurchased by the Company, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3(b). Notwithstanding the provisions of this Section 3(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Award to fail to qualify as an incentive stock option under Section 422 of the Code.

4. ADMINISTRATION OF THE PLAN.

  (a) The Plan will be administered by the Committee. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

  (b) The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards may be granted and the number of shares subject to each Incentive Award. The Committee also has authority to interpret the Plan, and to determine the terms and provisions of the respective Incentive Awards agreements and to make all other determinations necessary or advisable for Plan administration. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties.

  (c) No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Incentive Award under it.

5. ELIGIBILITY.

  All full-time salaried employees of the Company who have been determined by the Committee to be key employees are eligible to receive Incentive Awards under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Incentive Awards, and the type and amount of Incentive Award to be granted. Each Incentive Award will be evidenced by a written instrument and may include any other terms and conditions consistent with the Plan, as the Committee may determine.

6. TERMS AND CONDITIONS OF STOCK OPTIONS AND DIVIDEND SHARES.

  (a) The purchase price of Common Stock under each Option will be determined by the Committee, and may not be less than 50% of the Fair Market Value of the Common Stock on the date of the grant and for any Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

  (b) Options may be exercised as determined by the Committee but in no event after ten years from the date of grant.

  (c) Except as set forth below, upon the exercise of an Option, the purchase price will be payable in full in cash, or, in the discretion of the Committee, by the assignment and delivery to the Company of shares of Common Stock owned by the optionee (or issuable to the Participant upon exercise of the Option); or in the discretion of the Committee, by a promissory note secured by shares of Common Stock bearing interest at a rate determined by the Committee but not less than the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. The Committee may, in its discretion and upon the request of the optionee, issue shares of Common Stock upon the exercise of an Option directly to a brokerage firm or firms to be selected by the Committee, without payment of the purchase price by the optionee but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment of such purchase price. No payment by an assignment of shares, by a promissory note or by any combination thereof, or by the guarantee of a brokerage firm or firms as described above, will be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

  (d) The Committee may, in its sole discretion, authorize all or a portion of the Options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (w) there may be no consideration for any such transfer, (x) the stock option agreement pursuant to which such options are granted must expressly provide for transferability in a manner consistent with this Section, (y) the Committee, in its sole discretion, shall approve any transfer in advance, and (z) subsequent transfers of transferred options shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Section 10(d) shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 10.

  (e) The right to be credited with Dividend Shares may be granted to a Participant in the discretion of the Committee with respect to an Option (i) upon the grant of an Option, or (ii) subsequent to the grant of the Option, on or before the date on which the Option is exercised in full or terminates. In the event a Participant is granted the right to be credited with Dividend Shares with respect to an Option, at the time the Option is exercised, in full or in part, the Participant will be credited with Dividend Shares for each dividend record date occurring after the date of grant of the Option and on or before the date of such exercise with respect to the shares of Common Stock purchased pursuant to such exercise. The number of Dividend Shares credited to the Participant upon such exercise shall be determined as follows:

    (i) In the case of a cash dividend declared on the Common Stock, the number of Dividend Shares credited shall equal (a) the dividend declared per share of Common Stock, multiplied by (b) the number of shares of Common Stock purchased pursuant to such exercise, divided by (c) the Fair Market Value of a share of Common Stock on such dividend record date;

    (ii) In the case of a Common Stock dividend declared on the Common Stock, the number of Dividend Shares credited shall equal (a) the dividend declared per share of Common Stock, multiplied by (b) the number of shares of Common Stock purchased pursuant to such exercise; and

    (iii) In the case of a dividend in any other security declared on the Common Stock, the number of Dividend Shares credited shall equal (a) the dividend declared per share of Common Stock, multiplied by (b) the number of shares of Common Stock purchased pursuant to such exercise, multiplied by (c) the fair market value, as determined by the Committee, of such security, divided by (d) the Fair Market Value of the Common Stock on such dividend record date.

  (f) No dividend shares will be credited for unexercised Options, and upon expiration of Options, all rights and claims to dividend share credits allocable thereto will be terminated. In the event a Participant is credited with Dividend Shares upon the exercise of an Option, or portion thereof, and the Participant holds all of the shares of Common Stock purchased pursuant to the exercise from the date of exercise until the second anniversary of the date of exercise, the Participant shall be granted shares of Common Stock equal to the number of Dividend Shares credited upon such exercise.

  (g) The Committee, in its discretion, may substitute alternate formulas, times and impose other limitations and conditions as it deems appropriate on the crediting of Dividend Shares and the grant of shares of Common Stock pursuant to Dividend Shares.

  (h) No fractional shares will be issued pursuant to the exercise of an Option or the determination of Dividend Shares nor will any cash payment be made in lieu of fractional shares.

  (i) At the time a Participant exercises an Option, the Committee may grant a cash bonus award in such amount as the Committee may determine. The Committee may make such a determination at the time of grant or exercise. The cash bonus award may be subject to any condition imposed by the Committee, including a reservation of the right to revoke a cash bonus award at any time before it is paid.

  (j) No Dividend Share right shall be granted in connection with any Option intended to qualify under Section 162(m)(4)(C) of the Code unless the grant of such Dividend Share right permits the Option and such Dividend Share right to qualify under Section 162(m)(4)(C) of the Code.

7. TERMS AND CONDITIONS OF INCENTIVE STOCK AWARDS.

  (a) All shares of Incentive Stock Awards granted or sold pursuant to the Plan will be subject to the following conditions:

    (i) The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

    (ii) The Committee may require the Participant to enter into an agreement providing that the certificates representing Incentive Stock Awards granted or sold pursuant to the Plan will remain in the physical custody of the Company until all restrictions are removed or expire.

    (iii) Each certificate representing Incentive Stock Awards granted pursuant to the Plan will bear a legend making appropriate reference to the restrictions imposed.

    (iv) The Committee may impose other conditions on any shares granted or sold pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any stock exchange upon which such shares or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

  (b) The restrictions imposed under subparagraph (a) above upon Incentive Stock Awards will lapse in accordance with a schedule or other conditions as determined by the Committee.

  (c) Subject to the provisions of subparagraph (a) above, the holder thereof will have all rights of a stockholder with respect to the Incentive Stock Awards granted or sold, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

  (d) Except as set forth below, the purchase price (if any) for shares of Incentive Stock Awards will be payable in full in cash; or by the assignment and delivery to the Company of shares of Common Stock owned by the holder of the Incentive Stock Awards; or by a promissory note secured by shares of Common Stock bearing interest at a rate equal to the minimum rate permitted by the Internal Revenue Service; or by a combination of any of the above. Any shares so assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the purchase date. The Committee may, in its discretion and upon the request of the holder, issue shares of the Incentive Stock Award directly to a brokerage firm or firms to be selected by the Committee, without payment of the purchase price by the holder but upon delivery of an irrevocable guarantee by such brokerage firm or firms of the payment of such purchase price. No payment by an assignment of shares, by a promissory note or by any combination thereof, or by the guarantee of a brokerage firm or firms as described above, will be allowed unless such payments are allowed under applicable requirements of Federal and state tax, securities and other laws, rules and regulations and by any regulatory authority having jurisdiction.

8. ADJUSTMENT PROVISIONS.

  (a) Subject to Section 8(b), if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in
(i) the maximum number and kind of shares provided in Section 3, (ii) the number and kind of shares or other securities subject to the then outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards without change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

  (b) Despite the provisions of Section 8(a), upon a Change of Control (as defined below) all Incentive Awards then outstanding under the Plan will be fully vested and exercisable and all restrictions will immediately cease, unless provisions are made in connection with such transaction for the continuance of the Plan and the assumption or the substitution for such Incentive Awards of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.


  A Change in Control shall be deemed to occur if:

    (i) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities. For purposes of this Plan, (A) the term "Person" is used as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that unless this Plan provides to the contrary, the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and (B) the term "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act;

    (ii) during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 8(b)(i), (ii) or
  (iv)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

    (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 25% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or

    (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

  (c) Adjustments under Section 8(a) and 8(b) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments.

  (d) In the event of a pending or threatened takeover bid or tender offer and pursuant to which 10% or more of the outstanding securities of the company is acquired, whether or not deemed a tender offer under applicable sate or Federal laws, or in the event that any person makes any filing under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 with respect to the Company, the Committee may in its sole discretion, without obtaining stockholder approval, at the time of any one or more of the following actions to the extent permitted in Section 10 with respect to all Eligible Persons and
Participants:

    (i) Accelerate the exercise dates of any outstanding Option, make all outstanding Options fully vested and exercisable, or accelerate the crediting of Dividend Shares or the grant of shares of Common Stock pursuant to Dividend Shares;

    (ii) Determine that all or any portion of conditions associated with an Incentive Stock Award have been met;

    (iii) Grant a cash bonus award to any of the holders of outstanding
  Options;

    (iv) Pay cash to any or all Option or Dividend Share holders in exchange for the cancellation of their outstanding nonstatutory Options or Dividend Shares; or

    (v) Make any other adjustments or amendments to the Plan and outstanding Incentive Awards and substitute new Incentive Awards.

9. GENERAL PROVISIONS.

  (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or any of its subsidiaries or affect the right of the Company to terminate the employment of any Participant at any time with or without cause.

  (b) No shares of Common Stock will be issued or transferred pursuant to an Incentive Award unless and until all then applicable requirements imposed by Federal and state securities and their laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed having been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

  (c) No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.

  (d) The Company may make such provisions as they deem appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Incentive Award.

  (e) The Company may make a loan to a Participant in connection with (i) the exercise of an Option in an amount not to exceed the aggregate exercise price of the Option being exercised and the grossed up amount of any Federal and state taxes payable in connection with such exercise for the purpose of assisting such optionee to exercise such Option and (ii) the vesting of an Incentive Stock Award in an amount equal to the grossed up amount of any Federal and state taxes payable as a result of such vesting. Any such loan may be secured by shares of Common Stock or other collateral deemed adequate by the Committee and will comply in all respects with all applicable laws and regulations. The Committee may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. In no event will the interest rate be less than the minimum rate established by the Internal Revenue Service for the purpose of the purchase and sale of property.

  (f) The Committee may cancel, with the consent of the Participant, the right to credits or credits for Dividend Shares and/or all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant the right to credits or credits for Dividend Shares and/or a new Option for the same or a different number of shares as the Option and/or the right to credits or credits for Dividend Shares surrendered, or may require such voluntary surrender as a condition to a grant of a new Option and/or the right to credits or credits for Dividend Shares to such Participant. Such Option shall be exercisable and such right to credits or credits for Dividend Shares shall be granted at the price, during the period, and in accordance with any other terms or conditions specified by the Committee at the time the new Option and/or the right to credits or credits for Dividend Shares are granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option and/or the right to credits or credits for Dividend Shares surrendered.

  (g) The forms of Options and/or the right to credits or credits for Dividend Shares granted under the Plan may contain such other provisions as the Committee may deem advisable. Without limiting the foregoing and if so authorized by the Committee, the Company may, with the consent of the Participant, and at any time or from time to time, cancel the right to credits or credits for Dividend Shares or all or a portion of any Option granted under the Plan then subject to exercise and discharge its obligation in respect of the Option and/or the right to credits or credits for Dividend Shares either by payment to the Participant of an amount of cash equal to the excess, if any, of the Fair Market Value, at such time, of the shares subject to the portion of the Option and/or the right to credits or credits for Dividend Shares so cancelled over the aggregate purchase price specified in the Option and/or the right to credits or credits for Dividend Shares covering such shares, or by issuance or transfer to the Participant of shares of Common Stock with a Fair Market Value, at such time, equal to any such excess, or by a combination of cash and shares. Upon any such payment of cash or issuance of shares, (i) there shall be charged against the aggregate limitations set forth in Section 3(a) a number of shares equal to the number of shares so issued plus the number of shares purchasable with the amount of any cash paid to the Participant on the basis of the Fair Market Value as of the date of payment, and (ii) the number of shares subject to the portion of the Option so cancelled, less the number of shares so charged against such limitations, shall thereafter be available for other grants.

  (h) No Incentive Award shall be granted which would violate the Company's articles of incorporation or which would cause the Company to not qualify as a real estate investment trust.

  (i) No Participant may make an election under Section 83(b) of the Code regarding any Incentive Award without the prior consent of the Committee in its sole discretion.

  (j) No Incentive Award and no right under the Plan, contingent or otherwise, will be assignable or transferable or subject to any encumbrance, pledge or charge of any nature, subject to the provisions of Section 6(d), except that, under such rules and regulations as the Company may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of such Incentive Award.

10. AMENDMENT AND TERMINATION.

  (a) The Committee will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. No such amendment will, without approval of the stockholders of the Company, except as provided in Section 8 of the Plan, increase the number of shares of Common Stock subject to the Plan or make any other change to the Plan that would require stockholder approval as a matter of applicable law, stock exchange regulation or exemptive condition.

  (b) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award agreement as it deems advisable including accelerating the vesting and exercise dates of any outstanding Options and making grants of Common Stock equal to all outstanding credits of Dividend Shares.

  (c) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Plan.

  (d) An Option held by, those rights to credits of Dividend Shares granted to, and Dividend Shares credited to a person who was an Eligible Person at the time such Option and right to credits or credits of Dividend Shares were granted will expire immediately if and when the Participant ceases to be an Eligible Person, except as follows:

    (i) If the employment of a Participant is terminated by the Company or any subsidiary thereof other than for cause, for which the Company will be the sole judge, then the Options and/or the right to credits or credits of Dividend Shares will expire eight months thereafter unless by their terms they expire sooner. During said period, the Options may be exercised and grants of shares of Common Stock pursuant to

  Dividend Shares made in accordance with their terms, but only to the extent allowable on the date of termination of employment or directorship.

    (ii) If the Participant retires at normal retirement age or retires with the consent of the Company or any subsidiary thereof at an earlier date, the Options and/or right to credits or credits of Dividend Shares of the Participant will expire three years thereafter unless by their terms they expire sooner. During said period, the Options may be exercised and grants of shares of Common Stock pursuant to Dividend Shares made in accordance with their terms, but only to the extent allowable on the date of retirement.

    (iii) If the Participant dies or becomes permanently and totally disabled while employed by the Company, the Options and/or right to credits or credits of Dividend Shares of the Participant will expire three years after the date of death or permanent and total disability unless by their terms they expire sooner. If the Participant dies or becomes permanently and totally disabled within the eight months referred to in subparagraph (i) above, the Options and/or right to credits or credits of Dividend Shares will expire one year after the date of death or permanent and total disability, unless by their terms they expire sooner. If the Participant dies or becomes permanently and totally disabled within the three-year period referred to in subparagraph (ii) above, the Options and/or right to credits or credits of Dividend Shares will expire upon the later of three years after retirement or one year after the date of death or permanent and total disability, unless by their terms they expire sooner.

  (e) The Committee may in its sole discretion determine, (i) with respect to an Incentive Award, that any Participant who is on leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to such Incentive Award during a leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence, or (ii) with respect to any Options and/or rights to credits or credits of Dividend Shares of any Participant who is retiring at normal retirement age or with the consent of the Company or any subsidiary thereof at an earlier age, that the Options of such Participant will accelerate and become fully exercisable and that grants of Common Stock equal to all outstanding rights to credits or credits of Dividend Shares will be made on a date specified by the Committee which is not later than the effective date of such retirement.

11. EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

  This Second Amended and Restated Stock Incentive Plan will become effective upon adoption by the Board and the holders of a majority of the outstanding shares at a meeting of the stockholders of the Company. Unless previously terminated, the Plan will terminate on April 28, 2003. If not approved, this Second Amended and Restated Stock Incentive Plan shall not take effect and the First Amended Plan shall remain in full force and effect.

                     HEALTH CARE PROPERTY INVESTORS, INC.

                                REVOCABLE PROXY

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 23, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, as a holder of Common Stock of Health Care Property Investors, Inc. (the "Company" hereby appoints Kenneth B. Roath and Peter L. Rhein as Proxies, with the full power of substitution, to represent and to vote as designated on this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 23, 1997 at 9:30 A.M., or any adjournment thereof.

  Unless otherwise marked, this Proxy will be voted FOR the election of the Board of Directors' nominees to the Board of Directors, FOR the Approval of the Company's Second Amended and Restated Directors Stock Incentive Plan, FOR the Approval of the Company's Second Amended and Restated Stock Incentive Plan and FOR the ratification of Arthur Andersen LLP as independent auditors. If any other business is presented at the Annual Meeting of Stockholders, the Proxy will be voted in accordance with the discretion of the Proxies named above.

  The Board of Directors recommends a vote "FOR" the nominees listed below and "FOR" Proposals 2, 3 and 4.

1. ELECTION OF DIRECTORS: Robert R. Fanning, Jr., Michael D. McKee and Harold M. Messmer, Jr.

   [_] FOR all nominees listed above           [_] WITHHOLD AUTHORITY to vote
       (except as marked to the contrary hereon)   for all nominees listed above


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)
________________________________________________________________________________

2. Approval of the Company's Second Amended and Restated Directors Stock Incentive Plan.

               [_]  FOR             [_]  AGAINST          [_]  ABSTAIN


3.  Approval of the Company's Second Amended and Restated Stock Incentive Plan.

               [_]  FOR             [_]  AGAINST          [_]  ABSTAIN

4. Ratification of Arthur Andersen LLP as independent auditors for the year ending December 31, 1997.

               [_]  FOR             [_]  AGAINST          [_]  ABSTAIN

5. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

               [_]  FOR             [_]  AGAINST          [_]  ABSTAIN

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE

______________                             _________________
ACCOUNT NUMBER                                COMMON

                                           _________________
                                              D.R.S.


                                           Please mark, date and sign as your
                                           name appears above. If acting as
                                           executor, administrator, trustee,
                                           guardian, etc., you should so
                                           indicate when signing. If the signer
                                           is a corporation, please sign the
                                           full corporate name, by a duly
                                           authorized officer and indicate the
                                           title of such officer. If shares are
                                           held jointly, each stockholder named
                                           should sign. If you receive more than
                                           one proxy card, please date and sign
                                           each card and return all proxy cards
                                           in the enclosed envelope.

                                           Dated _______________, 1997


                                           Signature____________________________


                                           Signature____________________________

PLEASE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.